Exhibit 99

                                CenturyTel, Inc.

                                 March 27, 2003


VIA EDGAR TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

         Re: CenturyTel, Inc. Certification of Contents of Form 10-K for the year ending December 31, 2002, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

         CenturyTel, Inc. (the "Company") filed today, via EDGAR, its annual report on Form 10-K for the year ending December 31, 2002. The undersigned, acting in their capacities as the Chief Executive Officer and the Chief Financial Officer of the Company, certify that the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by such report.

         This certification is being furnished as an exhibit to the Form 10-K solely to comply with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, Pub. L. No. 107-204, and should not be deemed to be filed with the Securities and Exchange Commission, either as a part of the Form 10-K or otherwise.

         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Very truly yours,



/s/   Glen F. Post, III                     /s/ R. Stewart Ewing, Jr.
----------------------------                -------------------------------
      Glen F. Post, III                         R. Stewart Ewing, Jr.
Chairman of the Board of Directors          Executive Vice President and
  and Chief Executive Officer                 Chief Financial Officer